EXHIBIT 5.1


                                 Graubard Miller
                                600 Third Avenue
                               New York, NY 10016

                                              November 5, 2001

Demand Financial International, Ltd.
141 Adelaide Street West, Suite 1004
Toronto, Ontario, Canada  M5H 365

Gentlemen:

    Reference is made to the Registration Statement on Form SB-2, No. 333-69784 ("Registration Statement") filed by Demand Financial International, Ltd. ("Company") under the Securities Act of 1933, as amended (the "Act"), to register up to an aggregate of 21,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 20,000,000 are to be offered and sold by the Company and 1,000,000 are to be offered and sold by the selling stockholders listed in the Registration Statement ("Selling Stockholders").

    We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

    Based on the foregoing, it is our opinion that:

    The Common Stock to be issued by the Company, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

    The Common Stock to be sold by Selling Stockholders has been legally and validly issued, and is fully paid and non-assessable.

    In giving this opinion, we have assumed that all the certificates for the Company's shares of Common Stock, prior to their issuance, are duly executed on behalf of the Company by the Company's transfer agent and will conform, except as to denominations, to specimens which we have examined.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                              Very truly yours,



Prepared by:      Andrew D. Hudders
Reviewed by:      Peter M. Ziemba and Noah Scooler
Signed by:        Andrew D. Hudders